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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Proxy Statement and Prospectus constituting part of the Registration Statement of Morgan Stanley Institutional Fund, Inc. on Form N-14 (the "Registration Statement") of our report dated November 5, 2002, relating to the financial statements and financial highlights appearing in the September 30, 2002 Annual Report of The Small Cap Growth Portfolio (one of the portfolios constituting Morgan Stanley Institutional Fund Trust) and of our report dated February 7, 2003, relating to the financial statements and financial highlights appearing in the December 31, 2002 Annual Report of the Small Company Growth Portfolio (one of the portfolios constituting Morgan Stanley Institutional Fund, Inc.). We further consent to the references to us under the headings "Financial Statements and Experts" in such Proxy Statement/Prospectus and in paragraphs 5.1(g), 5.2(g) and 7.4 of Exhibit A "Form of Agreement and Plan of Reorganization."

                                                               Ernst & Young LLP

Boston, Massachusetts
June 30, 2003